UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 21, 2004

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851-1091
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On December 21, 2004, FactSet Research Systems Inc. issued a press release announcing its results for the three months ended November 30, 2004. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                      (c)     Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of December 21, 2004

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	December 21, 2004	/s/ ERNEST S. WONG
––––––––––––––––––––––––––––––––––
Ernest S. Wong,
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated December 21, 2004 reporting the results of operations for the Registrant’s first fiscal quarter ended November 30, 2004.

FactSet Research Systems Inc.
601 Merrit 7
Norwwalk, Connecticut   06851
203.810.1000/ 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Results for First Quarter of Fiscal Year 2005

Norwalk, Conn. — December 21, 2004 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced its results for the first quarter of fiscal 2005. For the quarter ended November 30, 2004, revenues rose 25.0% compared to the prior year period, to $74.1 million, net of clearing fees of $1.8 million. Operating income increased 22.8% to $25.8 million, net income advanced 17.9% to $16.4 million and diluted earnings per share rose 25.6% to $0.49.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended
	November 30,
(In thousands, except per share data)	2004	2003	Change

Revenues	$74,063	$59,257	25.0%
Operating income	25,845	21,039	22.8
Net Income	16,397	13,908	17.9
Diluted earnings per share	$0.49	$0.39	25.6
Diluted weighted average common shares	33,349	35,540

On September 1, 2004, FactSet acquired all the outstanding shares of the JCF Group of companies. JCF, based in Paris and London, provides global broker estimates and other financial and macroeconomic data to institutional investors. FactSet’s first fiscal quarter 2005 financials include the operating results of JCF, which had approximately $17.7 million of annual subscription revenues at the time of acquisition.

“The addition of JCF into FactSet’s offerings is an example of our commitment to provide the best content available to better meet the needs of our global clients,” said Philip A. Hadley, Chairman and CEO. “The positive performance we experienced this past quarter reflects the value we continue to provide to our clients through our applications and services.”

As of November 30, 2004, the Company’s 1,410 clients, representing approximately 23,100 users, subscribed to services totaling $299.0 million in subscriptions, an increase of 25.2% in the past fiscal year. Of this total, subscriptions from FactSet’s overseas operations were $78.8 million. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Other operational highlights of the first quarter of fiscal 2005 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $15.8 million and $3.6 million, up 70.7% and 31.8% respectively, from the same period a year ago.
•	Demand for FactSet’s Portfolio Managers Workstation (PMW) applications continued to rise, with over 390 clients consisting of approximately 3,000 users, subscribing to the services as of November 30, 2004.
•	FactSet successfully held its fourth annual Portfolio Analytics Conference November 10 through12, 2004 in Miami, Florida. Several major enhancements were announced at the conference, including a redesign of the returns-based portfolio analytics (SPAR) application, the addition of APT risk models, the integration of a third-party bond calculation engine into the Portfolio Analysis (PA) application, as well as the introduction of Lipper’s Global Equity Fund Classification Model.
•	Marquee 2.2 was released on December 1, 2004. European global content and significant new functionality enhancements were introduced in this release.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of December 21, 2004. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Second Quarter Fiscal 2005 Expectations
•	Revenues are expected to range between $75.0 million and $77.0 million.
•	Operating margins are expected to range between 34% and 35%.
•	The effective tax rate is expected to range between 36.7% and 37.3%.

Full Year Fiscal 2005
•	Capital expenditures should total approximately $22 million.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues”, “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; the ability to continue to integrate acquired businesses; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, December 21, 2004 at 11:00 a.m. (EST) to review the first quarter fiscal 2005 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	November 30,	August 31,
ASSETS	2004	2004

Cash and cash equivalents	$ 50,362	$ 78,580
Investments	17,529	19,524
Receivables from clients and clearing brokers, net	53,041	45,935
Deferred taxes	5,243	5,875
Other current assets	5,405	4,834
Total current assets	131,580	154,748
Property, equipment and leasehold improvements, net	45,253	43,909
Goodwill	71,738	19,937
Intangible assets, net	28,771	5,944
Deferred taxes	2,496	3,098
Other assets	2,435	2,291
Total assets	$282,273	$229,927
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 19,903	$ 21,123
Accrued compensation	6,371	17,328
Deferred fees	15,578	9,530
Dividends payable	2,233	2,182
Current taxes payable	9,255	7,624
Total current liabilities	53,340	57,787
Deferred taxes	7,671	0
Deferred rent and other non-current liabilities	8,337	7,594
Total liabilities	69,348	65,381

Stockholders’ Equity:
Common stock	359	352
Capital in excess of par value	80,998	60,420
Retained earnings	257,484	243,324
Treasury stock	(131,133)	(139,504)
Accumulated other comprehensive gain (loss)	5,217	(46)
Total stockholders’ equity	212,925	164,546

Total liabilities and stockholders’ equity	$282,273	$229,927
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended
	November 30,
(In thousands, except per share data and unaudited)	2004	2003

Revenues	$74,063	$59,257

Cost of services	22,007	17,875
Selling, general and administrative	26,211	20,343

Total operating expenses	48,218	38,218

Income from operations	25,845	21,039

Other income	168	735

Income before income taxes	26,013	21,774

Provision for income taxes	9,616	7,866

Net income	$16,397	$13,908
	======	======
Basic earnings per common share	$0.52	$0.41
	====	====
Diluted earnings per common share	$0.49	$0.39
	====	====
Weighted average common shares (Basic)	31,728	33,800
	=====	=====
Weighted average common shares (Diluted)	33,349	35,540
	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Three Months Ended
	November 30,
(In thousands and unaudited)	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$16,397	$13,908
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,593	4,406
Deferred tax expense	1,073	754
Gain on sale of equipment	0	(200)
Accrued ESOP contribution	0	660
Net income adjusted for non-cash items	22,063	19,528
Changes in assets and liabilities
Receivables from clients and clearing brokers	(3,390)	(7)
Accounts payable and accrued expenses	(3,459)	688
Accrued compensation	(9,407)	(8,089)
Deferred fees	(1,368)	(938)
Current taxes payable	1,449	5,060
Other, net	2,271	(135)
Income tax benefits from stock option exercises	4,113	433
Net cash provided by operating activities	12,272	16,540

CASH FLOWS FROM INVESTING ACTIVITIES
Sales (Purchases) of investments, net	1,976	(11,048)
Acquisition of business, net of cash acquired	(46,157)	0
Purchases of property, equipment and leasehold improvements, net of retirements	(3,957)	(4,172)
Net cash used in investing activities	(48,138)	(15,220)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(2,082)	(1,924)
Repurchase of common stock	(31)	(2)
Proceeds from employee stock plans	10,434	2,457
Net cash provided by financing activities	8,321	531

Effect of exchange rate changes on cash and cash equivalents	(673)	0
Net increase (decrease) in cash and cash equivalents	(28,218)	1,851
Cash and cash equivalents at beginning of period	78,580	51,126
Cash and cash equivalents at end of period	50,362	52,977
	======	======